EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
Standard Motor Products, Inc.


We have issued our reports dated March 15, 2007, except for Note 8, for which the date is January 2, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No. 123(R) and No. 158 as of December 31, 2006) accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Standard Motor Products, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Standard Motor Products, Inc. and Subsidiaries on Forms S-8 (File No. 333-134239, effective May 18, 2006 and File No. 333-125600, effective June 7,
2005).


/s/ GRANT THORNTON LLP
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New York, New York
January 2, 2008